Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-161988 on Form S-8 of Schweitzer-Mauduit International, Inc., of our report dated March 4, 2009 relating to the financial statements of China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd., appearing in the Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. for the year ended December 31, 2008.
Deloitte Touche Tohmatsu
Hong Kong
November 2, 2009